Exhibit 10.30

TENTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This Tenth Amendment to Loan and Security Agreement (“Amendment”) is dated as of February 23, 2016 by and among DENT-A-MED INC., an Oklahoma corporation (“Dent-A-Med”), and HC RECOVERY, INC., an Oklahoma corporation (collectively the “Borrowers” and each individually is referred to as a “Borrower”), WELLS FARGO BANK, N.A., successor by merger to Wells Fargo Preferred Capital, Inc., as agent for Lenders (“Agent”), and the financial institutions a party hereto as lenders (collectively, the “Lenders” and each is a “Lender”).

BACKGROUND

A.Borrowers, Lenders, and Agent are parties to a certain Loan and Security Agreement dated as of May 18, 2011 (as amended or modified from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Loan Agreement.
B.    Borrowers have requested and Agent and Lenders have agreed to amend the Loan Agreement in certain respects, all on the terms and conditions set forth herein.
NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

1.    Amendments. Upon the effectiveness of this Amendment, the Loan Agreement is amended as follows:
(a)    EBITDA Ratio. Effective as of December 31, 2015, Section 6.4(a) of the Loan Agreement is amended and restated as follows:
(a)    EBITDA Ratio. An EBITDA Ratio of not less than 1.70 to 1 as of the end of each fiscal quarter.
2.    Effectiveness Conditions. This Amendment shall be effective upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance satisfactory to Agent and Agent’s counsel):
(a)    Execution and delivery to Agent by Borrowers and Lenders of this Amendment;
(b)    Payment to Agent, for the benefit of Lender, by Borrowers of a non-refundable and fully earned amendment fee in the amount of $25,000 (“Amendment Fee”) in immediately available funds; and
(c)    Execution and/or delivery by the parties of all other agreements, instruments and documents reasonably requested by Agent to effectuate and implement the terms hereof and the Credit Documents.

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3.    Representations and Warranties. Borrowers represent and warrant to Agent and Lenders that:
(a)    All warranties and representations made to Agent and Lenders under the Loan Agreement and the Credit Documents are true and correct in all material respects.
(b)    The execution and delivery by Borrowers of this Amendment and the performance by Borrowers of the transactions herein and therein contemplated (i) are and will be within Borrowers’ powers, (ii) have been authorized by all necessary organizational action, and (iii) do not and will not violate any provisions of any law, rule, regulation, judgment, order, writ, decree, determination or award or breach any provisions of the charter, bylaws or other organizational documents of Borrowers, or constitute a default or result in the creation or imposition of any security interest in, or lien or encumbrance upon, any assets of any Borrower (immediately or with the passage of time or with the giving of notice and passage of time, or both) under any other contract, agreement, indenture or instrument to which any Borrower is a party or by which any Borrower or its property is bound with failure to comply resulting in a material adverse change in the business, operations, property (including the Collateral) or financial condition of Borrowers.
(c)    This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith will be valid, binding and enforceable in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
(d)    No Event of Default or Default has occurred under the Loan Agreement or any of the other Credit Documents.
4.    Representations and Release of Claims. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of Borrowers or any third party to Agent and Lenders as evidenced by the Credit Documents. Borrowers hereby acknowledge, agree, and represent that (a) as of the date of this Amendment, there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Credit Documents or the other obligations created or evidenced by the Credit Documents; (b) as of the date of this Amendment, no Borrower has any claims, offsets, defenses or counterclaims arising from any of Agent’s or any existing or prior Lender’s acts or omissions with respect to the Credit Documents or Agent’s or any existing or prior Lender’s performance under the Credit Documents; and (c) Borrowers promise to pay to the order of Agent and Lenders the indebtedness evidenced by the Notes according to the terms thereof. In consideration of the modification of certain provisions of the Credit Documents, all as herein provided, and the other benefits received by Borrowers hereunder, Borrowers hereby RELEASE, RELINQUISH and forever DISCHARGE Agent and Lenders, and their predecessors, successors, assigns, shareholders, principals, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (collectively, the “Released Parties”), of and from any and all present claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, which a Borrower has or may have against Released Parties arising out of or with respect to any and all transactions

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relating to the Loan Agreement, the Notes, and the other Credit Documents occurring prior to the date hereof.
5.    Collateral. As security for the payment of the Obligations and satisfaction by Borrowers of all covenants and undertakings contained in the Loan Agreement and the Credit Documents, Borrowers reconfirm the prior security interest and lien on, upon and to, its Collateral, whether now owned or hereafter acquired, created or arising and wherever located. Borrowers hereby confirm and agree that all security interests and Liens granted to Agent for the ratable benefit of Lenders continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any Liens other than Permitted Liens. Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Agent’s existing security interest in and Liens upon the Collateral.
6.    Acknowledgment of Indebtedness and Obligations. Borrowers hereby acknowledge and confirm that, as of the date hereof, Borrowers are indebted to Agent and Lenders, without defense, setoff or counterclaim, under the Loan Agreement (in addition to any other indebtedness or obligations owed by Borrowers with respect to Bank Products owing to Agent and Wells Fargo Affiliates) in the aggregate principal amount of $41,031,423.90, plus with respect to an issued an outstanding Letter of Credit in the face amount of $2,000,000, plus continually accruing interest and all fees, costs, and expenses owing under the Loan Agreement, including reasonable attorneys’ fees, incurred through the date hereof.
7.    Ratification of Credit Documents. This Amendment shall be incorporated into and deemed a part of the Loan Agreement. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Credit Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.
8.    Governing Law. This Amendment, the Loan Agreement, the Credit Documents and the transactions contemplated hereby or thereby, and any claim, controversy, or dispute arising out of or relating to this Amendment, the Loan Agreement, the Credit Documents and the transactions contemplated hereby or thereby shall be governed by, construed and enforced in accordance with the laws of the State of Iowa, excluding its conflict of law rules.
9.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile or PDF shall also bind the parties hereto.

[SIGNATURES ON FOLLOWING PAGES]

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Exhibit 10.30

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

BORROWERS:	DENT-A-MED INC. By: /s/ Clifton C. Scogin_________________ Name: Clifton C. Scogin_________________ Title: Executive Vice President____________
HC RECOVERY, INC. By: /s/ Thomas W. Center_________________ Name: Thomas W. Center_________________ Title: President and Chief Executive Officer __
AGENT AND LENDER:	WELLS FARGO BANK, N.A. By: /s/ William M. Laird__________________ Name: William M. Laird__________________ Title: Senior Vice President________________

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SIGNATURE PAGE TO TENTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT

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